                                    BY-LAWS
                                    -------

                                      OF
                                      --

                      A-ONE-A PRODUCE & PROVISIONS, INC.
                      ----------------------------------


                     a Corporation of the State of Florida
                     -------------------------------------


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     SECTION 1.1    Florida Registered Office. The corporation shall
                    -------------------------
continuously maintain in the State of Florida a registered office and registered agent whose office is identical with such registered office.

     SECTION 1.2    Other Offices. The corporation may have other offices within
                    -------------
and without the State of Florida.

                                  ARTICLE II
                                  ----------

                                 SHAREHOLDERS
                                 ------------

     SECTION 2.1    Annual Meeting. An annual meeting of the shareholders shall
                    --------------
be held each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The time and place of the meeting shall be designated by the board of directors.

     SECTION 2.2    Special Meetings. Special meetings of the shareholders, for
                    ----------------
any purpose or purposes, may be called either by the president, the board of directors or by the holders of not less than one-tenth of all outstanding shares of the corporation, entitled to vote on the matter for which the meeting is called for the purpose or purposes stated in the call of the meeting.

     SECTION 2.3    Place of Meeting. The board of directors may designate any
                    ----------------
place, either within or without the State of Florida, the place of meeting for any annual meeting or for any special meeting of the shareholders. If no designation is made, the place of meeting shall be at the main offices of the corporation.

     SECTION 2.4    Action by Shareholders Without a Meeting. Unless otherwise
                    ----------------------------------------
specified in the corporation's articles of incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of the outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action(s) must be evidenced by one or more written consents describing the action(s) taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the corporation at its principal office in Florida or its principal place of business, or to the corporation's Secretary or to any other office or agent of the corporation having custody of the book in which the proceedings of meetings of shareholders are recorded. No written consent shall be effective to take corporate action unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this Section 2.4, written consents signed by the number of holders required to take action are also delivered to the corporation.

     Any written consent may be revoked before the date the corporation receives the number of consents to authorize the proposed action(s). No revocation is effective unless it is in writing and is received by the corporation as set forth in this Section 2.4.

     Within ten (10) days after obtaining authorization by written consent, notice must be given to those shareholders who have not consented in writing or who or not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided under the articles of incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting there from to be paid the fair value of their shares upon compliance with applicable law.

     A consent signed as required by this section has the effect of a meeting vote and may be described as such in any document.

     Whenever action is taken as provided in this section, the written consent of the shareholders consenting or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

     SECTION 2.5    Notice of Meetings. Except as provided in Chapter 607 of the
                    ------------------
Florida Business Corporation Act, written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail (if said notice is mailed more than thirty
(30) days prior to the meeting, such notice may be mailed by a class of U.S. mail other than first class) by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

     SECTION 2.6    Waiver of Notice of Meeting. Whenever any notice is required
                    ---------------------------
to be given to any shareholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the corporation for inclusion in the minutes in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at meeting shall constitute a waiver of (i) lack of or a defective notice of the meeting , unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting or (ii) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless that person objects to considering the matter when it is presented.

     SECTION 2.7    Fixing of Record Date. For the purpose of determining the
                    ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than seventy (70) immediately preceding the date of such meeting or any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no prior action is required by the board of directors, the record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the corporation under Section
2.4 of these by-laws.

     SECTION 2.8    Voting Lists. The officer or agent having charge of the
                    ------------
transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, and such list shall be available for inspection for a period of ten
(10) days prior to such meeting, or such shorter time as exists between the record date and the meeting, and continuing through the date of the meeting. The list shall be kept on file at the registered office of the corporation, or at the office of the corporation's transfer agent or registrar, and shall, subsequent to submission of a written request, be open to inspection by any shareholder, or designated agent for any shareholder, for any purpose germane to the meeting, at any time during usual business hours at the shareholder's expense during the aforementioned period. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting or any adjournment of said meeting thereof. The shareholder's list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders.

     SECTION 2.9    Voting per Share. Except as otherwise provided in the
                    ----------------
corporation's Articles of Incorporation, these by-laws or Section 607.0721 of the Florida Business Corporation Act, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     SECTION 2.10   Voting of Shares. A shareholder may vote at any meeting of
                    ----------------
shareholders of the corporation, either in person or by proxy.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as its by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine and under the law of incorporation of such corporation. In the absence of any such designation or, in the case of conflicting designation by the corporate shareholder(s), the chairman of the board of directors, the president, any vice-president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote the shares.

          (a) Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares in the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without transfer of such shares into his or her name or the name of his or her nominee.

          (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          (c) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (d) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by their entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and furnished with a copy of the instrument or order approving them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (i) if only one votes, in person or by proxy, that act binds all; (ii) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (iii) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (iv) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

     SECTION 2.11   Cumulative Voting. Each shareholder who is entitled to vote
                    -----------------
at an election of directors has the right to vote the number of shares held by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote. Shareholders do not have the right to cumulate their votes unless the articles of incorporation so provide.

     SECTION 2.12   Proxies. Each shareholder entitled to vote at a meeting of
                    -------
shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy by signing an appointment form, or an equivalent reproduction of an appointment form, or a executed telegram or cablegram, and delivering it to the person so appointed, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent of the corporation designated to tabulate votes before the proxy exercises authority under the appointment.

     An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     SECTION 2.13   Quorum. Shares entitled to vote as a separate voting group
                    ------
may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the corporation's articles of incorporation or by law, the holders of a majority of the outstanding shares of the corporation entitled to vote on the matter by each voting group, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one third of the shares of each voting group entitled to vote. If less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     SECTION 2.14   Manner of Action. If a quorum is present, action on a matter
                    ----------------
(other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the corporation's articles of incorporation or by law.

     SECTION 2.15   Voting for Directors. Unless otherwise provided in the
                    --------------------
corporation's articles of incorporation, directors will be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     SECTION 2.16   Inspectors of Election. At any meeting of shareholders, the
                    ----------------------
chairman of the meeting may, or upon request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Upon appointment, each inspector shall take and sign an oath faithfully to execute the duties of inspector at a meeting with strict impartiality and to the best of his or her ability. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies, and determine if a quorum is present; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     SECTION 3.1    General Powers. Except as provided in the corporations's
                    --------------
articles of incorporation or by law, the business and affairs of the corporation shall be managed by, or under the direction of, its board of directors.

     SECTION 3.2    Number, Tenure and Qualifications. The number of directors
                    ---------------------------------
of the corporation shall be not less than one (1) and not more than six (6). Each director shall hold office until the next annual meeting of shareholders, thereafter, until his successor shall have been elected, or until an earlier resignation, removal from office or death. A director must be a natural person of at least 18 years of age, but directors need not be citizens of the USA or the State of Florida nor need they be shareholders of the corporation. The number of directors may be increased or decreased from time to time by the amendment of this section by action of either the shareholders or the board of directors, but no decrease shall have the effect of shortening the term of any incumbent director. A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

     SECTION 3.3    Quorum. A majority of the number of directors fixed by
                    ------
these by-laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice, and provided further that whenever, for any reason, a vacancy occurs on the Board of Directors, a quorum shall consist of the majority of the remaining directors until the vacancy has been filled.

     SECTION 3.4    Manner of Acting. The act of the majority of the directors
                    ----------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation.

     SECTION 3.5    Regular Meetings. A regular meeting of the board of
                    ----------------
directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for holding of additional regular meetings without other notice than such resolution.

     SECTION 3.6    Special Meetings. Special meetings of the board of directors
                    ----------------
may be called by or at the request of the president, the chairman of the board, or any one or more directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least two (2) days previous thereto by written notice or orally (in person or by telephone) to each director at his business address, provided such notice is deemed to be a reasonable time before said meeting in light of all pertinent circumstances. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of a meeting of the board of directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.7    Meetings by Means of Telephone Conference Call or Other
                    -------------------------------------------------------
Audio/Visual Equipment. Directors of the corporation may participate in meetings
----------------------
of its board of directors by means of a telephone conference call or via other audio/visual equipment provided all participants in said meeting can hear each other at the same time. Such participation constitutes presence at said meeting.

     SECTION 3.8    Vacancies. Any vacancy occurring in the board of
                    ---------
directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by (1) election at an annual meeting or at a special meeting of shareholders or (2) by a majority, though less than a quorum, of the directors remaining. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director appointed to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.


     SECTION 3.9    Removal of Directors. One or more of the directors may be
                    --------------------
removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, unless the articles of incorporation provide the directors may be removed only for cause.:

          (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

          (b) If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her.

          (c) If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

     SECTION 3.10   Executive Committees. The board of directors, by resolution
                    --------------------
adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, and one or more other committees, which committee(s), to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

     SECTION 3.11   Action Without a Meeting. Unless specifically prohibited by
                    ------------------------
the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote. Any action taken by consent is effective when the last director or committee member executes the consent, unless the consent specifies a different effective date.

     SECTION 3.12   Compensation. The board of directors, by the affirmative
                    ------------
vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.13   Presumption of Assent. A director of the corporation who is
                    ---------------------
present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless he or she has objects at the beginning of the meeting (or promptly at his or her arrival at the meeting) to holding the meeting and/or transacting the specified business at the meeting, or he or she votes against or abstains from voting regarding the action taken.


                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

     SECTION 4.1    Number. The officers of the corporation shall be a chairman
                    ------
of the board, a president, a secretary, a treasurer, if desired, any number of vice presidents, treasurers, assistant treasurers, assistant secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

     SECTION  4.2   Election and Term of Office. The officers of the corporation
                    ---------------------------
shall be elected or appointed annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

     SECTION 4.3    Resignation. Any officer of the corporation may resign from
                    -----------
his or her respective office or position by delivering notice to the corporation. The resignation is effective unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

     SECTION 4.4    Removal. Any officer elected or appointed by the board of
                    -------
directors may be removed by the board of directors, with or without cause, at any time. Any officer appointed by another officer may be removed by that officer, with or without cause.

     SECTION 4.5    President. The president shall be the principal executive
                    ---------
officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 4.5    The Vice-President. The vice-president (or in the event
                    ------------------
there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if thee are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 4.6    The Treasurer.   The treasurer shall be the principal
                    -------------
accounting and financial officer of the corporation.  He shall:

          (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation;

          (b) have charge and custody of all funds and securities of the corporation, and be responsible therefore and for the receipt and disbursement thereof; and

          (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 4.7    The Secretary.   The secretary shall:
                    -------------

          (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose;

          (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

          (c) be custodian of the corporate records and of the seal of the corporation;

          (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder;

          (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws;

          (f) otherwise certify that by-laws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof;

          (g) have general charge of the stock transfer books of the corporation; and

          (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

     SECTION 4.8    Assistant Treasurers and Assistant Secretaries. The
                    ----------------------------------------------
assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 4.9    Salaries. The salaries of the officers shall be fixed from
                    --------
time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V
                                   ---------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     SECTION 5.1    Contracts. The board of directors may authorize any officer
                    ---------
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 5.2    Loans. No loans shall be contracted on behalf of the
                    -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 5.3    Checks, Drafts, etc. All checks, drafts or other orders for
                    --------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 5.4    Deposits. All funds of the corporation not otherwise
                    --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                  ARTICLE VI
                                  ----------

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER
                  ------------------------------------------

     SECTION 6.1    Certificates for Shares. The board of directors of the
                    -----------------------
corporation shall determine whether the corporation's shares shall be certificated or uncertificated. Certificates representing shares of the corporation shall be signed by the president or a vice-president or by such officer as shall be designated by resolution of the board of directors and by the secretary or an assistant secretary, and may be sealed with the seal or a facsimile of the seal of the corporation. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Florida law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law. The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regard the corporation.

     SECTION 6.2    Lost Certificates. If a certificate representing shares has
                    -----------------
allegedly been lost or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 6.3    Transfers of Shares. Transfers of shares of the corporation
                    -------------------
shall be recorded on the books of the corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

     SECTION 7.1    Resolution of Directors. The fiscal year of the corporation
                    -----------------------
shall be fixed by resolution of the board of directors from time to time.


                                 ARTICLE VIII
                                 ------------

                                   DIVIDENDS
                                   ---------

     SECTION 8.1    Declared by Directors. The board of directors may from time
                    ---------------------
to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                  ARTICLE IX
                                  ----------

                                     SEAL
                                     ----

     SECTION 9.1    Corporate Seal. The corporate seal, if any, shall have
                    --------------
inscribed thereon the name of the corporation, the year of its incorporation, and the words "Corporate Seal, Florida. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE X
                                   ---------

                                  AMENDMENTS
                                  ----------

     SECTION 10.1   Amendments to the Corporate By-Laws. These by-laws may be
                    -----------------------------------
amended, altered or repealed and new by-laws may be adopted by action of the board of directors, subject to the limitations of the law. The shareholders of the corporation may alter, amend or repeal these by-laws or adopt new by-laws even though these by-laws may also be amended or repealed by the board of directors.

                                  ARTICLE XI
                                  ----------

                         INDEMNIFICATION OF OFFICERS,
                         ----------------------------
                        DIRECTORS, EMPLOYEES AND AGENTS
                        -------------------------------

     SECTION 12.1   Power to Hold Harmless. The corporation shall have the power
                    ----------------------
to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 12.2   Power to Indemnify Litigant. The corporation shall have
                    ---------------------------
power to indemnify any person who was or is a party is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, of is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     SECTION 12.3   Reimbursement Authorized. To the extent that a director,
                    ------------------------
officer, employee, or agent of a corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to Sections
12.1 and 12.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     SECTION 12.4   Determination if Reimbursement is Proper. Any
                    ----------------------------------------
indemnification under Sections 12.1 and 12.2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 12.1 or 12.2 above. Such determination shall be made:

          (a) by the board of directors by a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding;

          (b) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c) by independent legal counsel selected either by the board of directors as prescribed in paragraph (a) above or by the committee as prescribed in paragraph (b) above, or, if a quorum of the directors can not be obtained under paragraph (a) and a committee can not be designated under paragraph (b), then selected by majority vote of the full board of directors (including directors who are parties to said action); or

          (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

     SECTION 12.5   Advancement of Expenses. Evaluation of the reasonableness
                    -----------------------
of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph 4(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

     SECTION 12.6   Court-Ordered Indemnification and Advancement of Expenses.
                    ---------------------------------------------------------
Unless the corporation's articles of incorporation provide otherwise, notwithstanding the corporation's failure to provide indemnification, and despite any contrary determination of the board of directors or of the shareholders in a specific case, a director, officer, employee, or agent of the corporation who is or was a party to any proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

          (a) The director, officer, employee, or agent is entitled to mandatory indemnification under Section 12.3, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

          (b) The director, officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to Section 12.7; or

          (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all of the relevent circumstances, regardless of whether such person met the standard of conduct set forth in Section 12.1, 12.2 or 12.7

     SECTION 12.7   Non-Exclusivity. The indemnification provided by this
                    ---------------
article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

          (a) A violation of criminal law, unless the director, officer or employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

          (c) In the case of a director, a circumstance under which the liability provisions of Florida Statute 607.0834 are applicable; or

          (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     SECTION 12.8   Right to Acquire Insurance. The corporation shall have
                    --------------------------
power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

     SECTION 12.9   Notice of Shareholders. If a corporation has paid indemnity
                    ----------------------
or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     SECTION 12.10  "Corporation"; Definition. For purposes of this Article,
                    -------------------------
references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

     SECTION 12.11  Miscellaneous Definitions. For purposes of this Article,
                    -------------------------
references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article. The term "expenses" includes counsel fees, including those for appeal. The term "agent" includes volunteers. The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether, civil, criminal, administrative, or investigative and whether formal or informal.



                                 ARTICLE XIII
                                 ------------

                       REPAYMENT OF DISALLOWED DEDUCTION
                       ---------------------------------

     SECTION 13.1   Full Reimbursement by Officers. Any payments made to an
                    ------------------------------
officer of the corporation such as salary, commission, bonus, interest, rent, medical reimbursement or entertainment expense incurred by him which, for Federal income tax purposes, shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.

     SECTION 13.2   Security for Repayment. It shall be the duty of the
                    ----------------------
directors, as a board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.